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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Providian Corporation for the registration of $389,000,000 in Debt Securities, the related Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 33-49719 from which $111,000,000 of unsold securities are being combined with this registration, and the related Prospectus relating to $500,000,000 in Debt Securities, and to the incorporation by reference therein of our report dated February 5, 1996, with respect to the consolidated financial statements and related schedules of Providian Corporation included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Louisville, Kentucky
August 8, 1996